SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES ACT OF 1934

1606 CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	85-3964614
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

2425 E. Camelback Rd Suite 150, Phoenix, AZ 85016	89117
(Address of Principal Executive Offices)	Zip Code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-258912 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.0001

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File 333-258912) is incorporated by reference into this registration statement.

Item 2. Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation*
3.2	Certificate of Designation for Class A Preferred Stock.*
3.3	By-Laws*

* filed as an exhibit to our registration statement on Form S-1 filed on August 19, 2021.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

1606 Corp.

Date: August 9, 2022	By:	/s/ Greg Lambrecht
Greg Lambrecht, CEO

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